                                                                    EXHIBIT 99.1

                       [MERCANTILE BANK CORPORATION LOGO]

FOR FURTHER INFORMATION:

AT MERCANTILE BANK CORPORATION:                     FOR MEDIA:
Gerald R. Johnson, Jr.    Charles Christmas         Linda Margolin
Chairman & CEO            Chief Financial Officer   Margolin & Associates, Inc.
616-406-3700              616-406-3750              216-765-0953
gjohnson@mercbank.com     cchristmas@mercbank.com   lmm@margolinIR.com

             MERCANTILE BANK CORPORATION ANNOUNCES FIRST QUARTER NET
                        INCOME OF $4.4 MILLION, UP 46.7%

WYOMING, MICH., April 7, 2005 -- Mercantile Bank Corporation (Nasdaq: MBWM) reported net income for the first quarter ended March 31, 2005 of $4.4 million, an increase of 46.7 percent from the $3.0 million reported for the first quarter ended March 31, 2004. Diluted earnings per share were $0.59 compared with $0.41 reported for the prior-year first quarter period, an increase of 43.9 percent.

Gerald R. Johnson, Jr., Chairman and CEO, commented, "Our strong commercial loan pipeline continues to be the key to our outstanding performance. The western Michigan business community recognizes Mercantile's extraordinary lending expertise and high service levels, which contribute to loan growth that has consistently ranked in the top quartile of bank performance. The rising interest rate environment favorably impacted the level of interest income generated by our commercial loan portfolio. These factors have led to yet another quarter of robust revenue growth.

"Outstanding loan growth is not enough. We manage our company to maximize growth without compromising service, customer convenience or asset quality. Revenue growth is balanced with continued investment in infrastructure and employees. Our full-service Holland office was opened during the fourth quarter of 2004, and we have been adding staff continuously to accommodate the exceptional growth of our company. We are also looking forward to the May 2005 completion of our new headquarters building. Together, these investments position Mercantile for continued growth as well as the opportunity to enhance its already strong reputation for service, product delivery and lending expertise."

Total revenue, comprised of net interest income and non-interest income, was $13.9 million for the first quarter of 2005, an increase of 31.7 percent over the $10.5 million of revenue realized during the first quarter of 2004. Net interest income for the current

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quarter increased 33.4 percent over the prior-year quarter to $12.7 million, reflecting a combination of 26.3 percent growth in average earning assets and a 20 basis point improvement in the net interest margin to 3.46 percent. Added Mr. Johnson, "We continue to expand our margin and gained an additional three basis points compared with the fourth quarter of 2004." Non-interest income was $1.2 million, a 16.5 percent increase over last year's first quarter; the quarter reflected growth in all fee businesses with the exception of mortgage banking, which experienced a modest decrease.

Non-interest expense for the first quarter of 2005 was $6.9 million, an increase of 32.9 percent over the prior-year period, principally in support of corporate growth. Salaries and benefits, up 26.7 percent, represent the largest dollar increase in non-interest expense; the increase was consistent with a 26.9 percent year-over-year increase in full-time equivalent employees. Occupancy, equipment and furniture expense rose 22.3 percent from the investment in the Holland full-service banking office as well as the ongoing increase in staff. Other non-interest expense rose $672,000 or 55.3 percent; the current quarter includes a $300,000 accrual for the estimated loss related to a letter of credit commitment in which the customer has shown signs of financial distress. This letter of credit has not yet been drawn upon. Mercantile's efficiency ratio remains low -- 49.41 percent for the first quarter of 2005 compared with 48.96 percent for the prior-year period.

Asset quality, a hallmark of Mercantile's outstanding performance, remains strong. Net charge-offs for the first quarter of 2005 were $447,000, or 0.13 percent of average loans on an annualized basis, compared with $286,000, or 0.11 percent for the prior-year first quarter. Non-performing assets were $5.2 million, or 0.31 percent of total assets at March 31, 2005, compared with $3.1 million or 0.24 percent at March 31, 2004. Loan and lease loss reserves were $18.1 million, or 1.32 percent of total loans and leases, at March 31, 2005.

Total assets were $1.66 billion at March 31, 2005, an increase of $370.9 million, or 28.7 percent, from last year's first quarter-end. Loan growth, virtually all of which was commercial, was $263.4 million or 23.7 percent during the same 12-month period; the increase was primarily funded by a $294.7 million, or 29.6 percent, increase in deposits.

Shareholders' equity at March 31, 2005 was $144.5 million, a twelve-month increase of $11.4 million, or 8.6 percent. Total shares outstanding at quarter-end were 7,212,268. Mercantile's total risk-based capital ratio at quarter-end was 12.71 percent. Mr. Johnson concluded, "As we expand, we continue to follow the same business model that has served Mercantile and our clients successfully since the Company's inception. We look forward to sustained growth and enhanced profitability from the recent investments that will allow us to serve our local businesses more effectively."

About Mercantile Bank Corporation

Mercantile Bank Corporation is the bank holding company for Mercantile Bank of West Michigan. The Bank's primary service area is the Kent and Ottawa County area of West Michigan, which includes the City of Grand Rapids, the second-largest city in the State of Michigan. The Bank provides a wide variety of commercial banking services primarily to businesses, individuals, and governmental units through its five full-service

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offices in greater Grand Rapids, and its Holland, Michigan office located thirty miles southwest of Grand Rapids. Mercantile Bank Corporation's common stock is listed on the Nasdaq National Market under the symbol "MBWM."

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by Mercantile with the Securities and Exchange Commission. Mercantile undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

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Mercantile Bank Corporation
First Quarter 2005 Results

                           MERCANTILE BANK CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                      MARCH 31,        DECEMBER 31,       MARCH 31,
                                                        2005              2004              2004
                                                   ---------------   ---------------   ---------------
                                                     (Unaudited)         (Audited)       (Unaudited)
ASSETS
   Cash and due from banks                         $    39,255,000   $    20,662,000   $    29,952,000
   Short-term investments                                  942,000           149,000           717,000
   Federal funds sold                                   33,400,000                 0         5,000,000
                                                   ---------------   ---------------   ---------------
      Total cash and cash equivalents                   73,597,000        20,811,000        35,669,000

   Securities available for sale                       102,733,000        93,826,000        64,974,000
   Securities held to maturity                          57,023,000        52,341,000        46,531,000
   Federal Home Loan Bank stock                          7,022,000         6,798,000         5,784,000

   Total loans and leases                            1,374,577,000     1,317,124,000     1,111,152,000
   Allowance for loan and lease losses                 (18,097,000)      (17,819,000)      (15,337,000)
                                                   ---------------   ---------------   ---------------
      Total loans and leases, net                    1,356,480,000     1,299,305,000     1,095,815,000

   Premises and equipment, net                          26,576,000        24,572,000        16,580,000
   Bank owned life insurance policies                   23,986,000        23,750,000        16,618,000
   Accrued interest receivable                           6,883,000         5,644,000         4,824,000
   Other assets                                         10,576,000         9,072,000         7,140,000
                                                   ---------------   ---------------   ---------------

      Total assets                                 $ 1,664,876,000   $ 1,536,119,000   $ 1,293,935,000
                                                   ===============   ===============   ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
      Noninterest-bearing                          $   135,544,000   $   101,742,000   $    85,900,000
      Interest-bearing                               1,154,473,000     1,057,439,000       909,434,000
                                                   ---------------   ---------------   ---------------
         Total deposits                              1,290,017,000     1,159,181,000       995,334,000

   Securities sold under agreements to repurchase       60,208,000        56,317,000        41,613,000
   Federal funds purchased                                       0        15,000,000                 0
   Federal Home Loan Bank advances                     125,000,000       120,000,000       100,000,000
   Subordinated debentures                              32,990,000        32,990,000        16,495,000
   Other borrowed money                                  1,916,000         1,609,000         1,361,000
   Accrued expenses and other liabilities               10,244,000         9,405,000         6,057,000
                                                   ---------------   ---------------   ---------------
         Total liabilities                           1,520,375,000     1,394,502,000     1,160,860,000

SHAREHOLDERS' EQUITY
   Common stock                                        131,113,000       131,010,000       118,684,000
   Retained earnings                                    14,116,000        10,475,000        13,781,000
   Accumulated other comprehensive income (loss)          (728,000)          132,000           610,000
                                                   ---------------   ---------------   ---------------
      Total shareholders' equity                       144,501,000       141,617,000       133,075,000

      Total liabilities and shareholders' equity   $ 1,664,876,000   $ 1,536,119,000   $ 1,293,935,000
                                                   ===============   ===============   ===============

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Mercantile Bank Corporation
First Quarter 2005 Results

                           MERCANTILE BANK CORPORATION
                         CONSOLIDATED REPORTS OF INCOME

                                           THREE MONTHS ENDED  THREE MONTHS ENDED
                                             March 31, 2005      March 31, 2004
                                             --------------      --------------
                                              (Unaudited)         (Unaudited)
INTEREST INCOME
   Loans and leases, including fees            $19,772,000        $13,908,000
   Investment securities                         1,887,000          1,426,000
   Federal funds sold                               44,000             19,000
   Short-term investments                            2,000              1,000
                                               -----------        -----------
      Total interest income                     21,705,000         15,354,000

INTEREST EXPENSE
   Deposits                                      7,440,000          4,750,000
   Short-term borrowings                           338,000            170,000
   Federal Home Loan Bank advances                 857,000            529,000
   Long-term borrowings                            415,000            416,000
                                               -----------        -----------
      Total interest expense                     9,050,000          5,865,000
                                               -----------        -----------

      Net interest income                       12,655,000          9,489,000

   Provision for loan and lease losses             725,000          1,244,000
                                               -----------        -----------

      Net interest income after provision
          for loan and lease losses             11,930,000          8,245,000

NON INTEREST INCOME
   Service charges on accounts                     338,000            299,000
   Net gain on sales of securities                       0             78,000
   Other income                                    872,000            662,000
                                               -----------        -----------
      Total non interest income                  1,210,000          1,039,000

NON INTEREST EXPENSE
   Salaries and benefits                         4,159,000          3,283,000
   Occupancy                                       518,000            386,000
   Furniture and equipment                         288,000            273,000
   Other expense                                 1,885,000          1,213,000
                                               -----------        -----------
      Total non interest expense                 6,850,000          5,155,000
                                               -----------        -----------

      Income before federal income tax           6,290,000          4,129,000

   Federal income tax expense                    1,928,000          1,156,000
                                               -----------        -----------

      Net income                               $ 4,362,000        $ 2,973,000
                                               ===========        ===========

   Basic earnings per share                    $      0.61        $      0.42

   Diluted earnings per share                  $      0.59        $      0.41

   Average shares outstanding                    7,206,322          7,158,970

   Average diluted shares outstanding            7,345,543          7,314,126

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Mercantile Bank Corporation
First Quarter 2005 Results

                           MERCANTILE BANK CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                                         QUARTERLY
                                              --------------------------------------------------------------
                                               1ST QTR       4TH QTR      3RD QTR      2ND QTR      1ST QTR
(dollars in thousands except per share data)     2005         2004         2004         2004         2004
                                              ----------    ---------    ---------    ---------    ---------
EARNINGS
   Net interest income                        $   12,655       12,082       10,856       10,000        9,489
   Provision for loan and lease losses        $      725        1,000        1,200        1,230        1,244
   NonInterest income                         $    1,210        1,106        1,156        1,001        1,039
   NonInterest expense                        $    6,850        6,228        6,415        5,400        5,155
   Net income                                 $    4,362        4,488        3,114        3,146        2,973
   Basic earnings per share                   $     0.61         0.62         0.43         0.44         0.42
   Diluted earnings per share                 $     0.59         0.61         0.43         0.43         0.41
   Average shares outstanding                  7,206,322    7,189,575    7,176,032    7,172,633    7,158,970
   Average diluted shares outstanding          7,345,543    7,350,178    7,318,345    7,322,474    7,314,126

PERFORMANCE RATIOS
   Return on average assets                         1.11%        1.18%        0.86%        0.95%        0.96%
   Return on average common equity                 12.36%       12.74%        9.06%        9.50%        9.10%
   Net interest margin (fully
     tax-equivalent)                                3.46%        3.43%        3.23%        3.24%        3.26%
   Efficiency ratio                                49.41%       47.22%       53.40%       49.09%       48.96%
   Full-time equivalent employees                    212          194          190          183          167

CAPITAL
   Average equity to average assets                 8.99%        9.29%        9.54%       10.01%       10.50%
   Tier 1 leverage capital ratio                   11.13%       11.53%       10.75%       11.35%       11.87%
   Tier 1 risk-based capital ratio                 11.53%       11.82%       10.99%       11.50%       11.99%
   Total risk-based capital ratio                  12.71%       13.03%       12.21%       12.74%       13.23%
   Book value per share                       $    20.04        19.69        19.22        18.71        18.52
   Cash dividend per share                    $     0.10         0.09         0.09         0.09         0.09

ASSET QUALITY
   Gross loan charge-offs                     $      493          262          581          263          299
   Net loan charge-offs                       $      447          226          467          255          286
   Net loan charge-offs to average loans            0.13%        0.07%        0.15%        0.09%        0.11%
   Allowance for loan and lease losses        $   18,097       17,819       17,045       16,312       15,337
   Allowance for loan losses to total
     loans                                          1.32%        1.35%        1.36%        1.38%        1.38%
   Nonperforming loans                        $    4,016        2,842        2,985        3,731        3,122
   Other real estate and repossessed
     assets                                   $    1,177            0            0            0            0
   Nonperforming assets to total assets             0.31%        0.19%        0.20%        0.27%        0.24%

END OF PERIOD BALANCES
   Loans and leases                           $1,374,577    1,317,124    1,253,713    1,185,363    1,111,152
   Total earning assets (before allowance)    $1,575,697    1,470,238    1,404,559    1,311,191    1,234,158
   Total assets                               $1,664,876    1,536,119    1,474,949    1,378,626    1,293,935
   Deposits                                   $1,290,017    1,159,181    1,144,857    1,046,069      995,334
   Shareholder's equity                       $  144,501      141,617      137,935      134,272      133,075

AVERAGE BALANCES
   Loans and leases                           $1,345,336    1,276,913    1,219,325    1,144,758    1,067,710
   Total earning assets (before allowance)    $1,511,891    1,428,121    1,361,985    1,269,300    1,196,936
   Total assets                               $1,591,764    1,504,526    1,429,059    1,330,507    1,250,733
   Deposits                                   $1,214,890    1,150,606    1,094,166    1,004,651      946,562
   Shareholder's equity                       $  143,169      139,744      136,290      133,211      131,361